Exhibit 99.1

SL Green Extends and Expands $3.0 Billion

Unsecured Corporate Credit Facility

Continues Unsecured Debt Strategy

NEW YORK (November 27, 2017) — SL Green Realty Corp. (NYSE:SLG), New York City’s largest commercial property owner, today announced that it has refinanced, extended and expanded its unsecured corporate credit facility by $217 million, to $3.0 billion.

The 5-year funded term loan component of the facility has been increased by $117 million to $1.3 billion, the maturity date has been extended from June 2019 to March 2023 and the current borrowing cost has been reduced to 135 basis points over LIBOR.  The revolving line of credit component of the facility has been reduced by $100 million to $1.5 billion, the maturity date has been extended from March 2019 to March 2023, inclusive of as-of-right extension options aggregating 1-year, and the current borrowing cost was reduced to 120 basis points over LIBOR. In addition, a new $200 million, 7-year funded term loan component has been added to the facility, which matures in November 2024 and currently bears interest at 190 basis points over LIBOR.

SL Green Chief Financial Officer, Matt DiLiberto, commented, “This modification and expansion of our credit facility is a reflection of SL Green’s strong financial condition, platform and business strategy.  There is continued appetite for corporate lending by the world’s highest quality financial institutions to well-capitalized companies in the New York City real estate market. This modification will further our unsecured borrowing strategy, extend our maturity profile and simplify our credit facility’s overall structure, while lowering our overall borrowing costs.  We are very pleased to add this modification to the list of recent balance sheet-enhancing activities.”

Wells Fargo Securities, LLC; J.P. Morgan Securities LLC; Deutsche Bank Securities Inc.; U.S. Bank National Association; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and BMO Capital Markets Group are Joint Lead Arrangers of the facility, with Wells Fargo Bank, National Association serving as the Administrative Agent, JPMorgan Chase Bank, N.A. serving as the Syndication Agent and Deutsche Bank AG New York Branch, U.S. Bank National Association, Bank of America, N.A. and Bank of Montreal serving as Co-Documentation Agents.

About SL Green Realty Corp.

SL Green Realty Corp., an S&P 500 company and New York City’s largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2017, SL Green held interests in 118 Manhattan buildings totaling 47.8 million square feet. This included ownership interests in 27.5 million square feet of Manhattan buildings and debt and preferred equity investments secured by 20.3 million square feet of buildings. In addition, SL Green held ownership interests in 27 suburban buildings totaling 4.3 million square feet in Brooklyn, Long Island, Westchester

County, Connecticut and New Jersey. To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Forward-looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Contacts

Investors:

Matt DiLiberto

Chief Financial Officer
SL Green Realty Corp.
212-594-2700

Press:
Jeremy Soffin

jeremy@berlinrosen.com

646-452-5637

SLG- FIN